                                                                 Exhibit 99d
                                                          Form 10-K for 1994
                                                             File No. 1-8609


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                  FORM 11-K

                                ANNUAL REPORT

                      Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934


                 For the Fiscal Year Ended December 31, 1994


                        Commission File Number 1-8609

                              -----------------


                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)


                 130 Kearny Street, San Francisco, CA  94108

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the PacTel Corporation Retirement Plans Committee and the PacTel Corporation Retirement Plan:

We have audited the accompanying statements of net assets available for benefits with fund information of the PacTel Corporation Retirement Plan (as sponsored by Pacific Telesis Group) (the "Plan") as of April 1, 1994 and December 31, 1993, and the related statement of changes in net assets available for benefits with fund information for the period January 1, 1994 to April 1, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of April 1, 1994 and December 31, 1993 and the changes in net assets available for benefits for the period January 1, 1994 to April 1, 1994 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of reportable (5%) transactions for the period January 1, 1994 to April 1, 1994 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/s/ Coopers & Lybrand L. L. P.
San Francisco, California
January 12, 1995

                                                 PACTEL CORPORATION RETIREMENT PLAN
                                              (AS SPONSORED BY PACIFIC TELESIS GROUP)
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                        as of April 1, 1994
                                                       (dollars in thousands)
                                       Company      High                  Interest     Money
                                        Stock      Growth       Equity     Income      Market       Bond      Balanced
             ASSETS:                     Fund       Fund         Fund       Fund        Fund        Fund        Fund      Total
                                      ---------- -----------  ---------- ----------  ---------- -----------  ----------  -------
Investments at fair value:
 Pacific Telesis Group common shares         -           -          -          -           -           -           -        -
 SIT New Beginning Growth Fund               -           -          -          -           -           -           -        -
 State Street S&P 500 Index
   Flagship Fund                             -           -          -          -           -           -           -        -
 Contracts with insurance companies          -           -          -          -           -           -           -        -
 State Street Yield Plus Fund                -           -          -          -           -           -           -        -
 State Street  Bond Market Fund              -           -          -          -           -           -           -        -
 State Street PacTel Balanced Fund           -           -          -          -           -           -           -        -
 Short-term investments                      -           -          -          -           -           -           -        -
                                      ---------- -----------  ---------- ----------  ---------- -----------  ----------  -------
Total investments                            -           -          -          -           -           -           -        -
Contributions receivable -
    net of forfeitures                       -           -          -          -           -           -           -        -
Fund and other transfers
    receivable - net                         -           -          -          -           -           -           -        -
Dividends and interest receivable            -           -          -          -           -           -           -        -
                                      ----------  ----------  ---------- ----------  ---------- -----------  ----------  -------
Total assets                                 -           -          -          -           -           -           -        -
                                      ----------  ----------  ---------- ----------   --------- -----------  ----------  -------
          LIABILITIES
Fund and other transfers payable - net       -           -          -           -          -           -           -        -
                                      ----------  ----------  ---------- ----------   --------- -----------  ----------  -------
Total liabilities                            -           -          -           -          -           -           -        -
                                      ----------  ----------  ---------- ----------   --------- -----------  ----------  -------
Net assets available for plan benefits       -           -          -           -          -           -           -        -
                                      ==========  ==========  ========== ==========   ========= ===========  ==========  =======

The accompanying notes are an integral part of the financial statements.

                                                 PACTEL CORPORATION RETIREMENT PLAN
                                              (AS SPONSORED BY PACIFIC TELESIS GROUP)
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                      as of December 31, 1993
                                                       (dollars in thousands)
                                        Company      High               Interest    Money
                                         Stock      Growth    Equity     Income     Market       Bond    Balanced
             ASSETS:                      Fund       Fund      Fund       Fund       Fund        Fund      Fund      Total
                                        --------  ---------  ---------  ---------  ---------   --------  ---------  --------
Investments at fair value:
 Pacific Telesis Group common shares     $29,830    $    -    $    -      $   -     $    -     $   -     $     -     $29,830
 SIT New Beginning Growth Fund                -      17,679        -          -          -         -           -      17,679
 State Street S&P 500 Index Flagship Fund     -          -     12,596         -          -         -           -      12,596
 Contracts with insurance companies           -          -         -       10,737        -         -           -      10,737
 State Street Yield Plus Fund                 -          -         -          -       4,928        -           -       4,928
 State Street  Bond Market Fund               -          -         -          -          -       1,204         -       1,204
 State Street PacTel Balanced Fund            -          -         -          -          -         -        7,188      7,188
 Short-term investments                       -           2         2       1,928        14          3          2      1,951
                                          -------    -------   -------     ------     ------     ------     ------    ------
Total investments                         29,830     17,681    12,598      12,665     4,942      1,207      7,190     86,113

Contributions receivable -
    net of forfeitures                     1,134        829       537          21       667        112        400      3,700
Fund and other transfers
    receivable - net                         902         -         -          -          -         -           -         902
Dividends and interest receivable            297         -         -          -          -         -           -         297
                                          -------     -------  -------    -------    -------    -------    -------   -------
Total assets                              32,163      18,510   13,135      12,686     5,609      1,319      7,590     91,012
                                          -------     -------  -------    -------    -------    -------    -------   -------
          LIABILITIES
Fund and other transfers payable - net        -          112      119         489       112         48        204      1,084
                                          -------     -------  -------     ------     ------     ------     ------    ------
Total liabilities                             -          112      119         489       112         48        204      1,084
                                          -------     -------  -------     ------     ------     ------     ------    ------
Net assets available for plan benefits   $32,163     $18,398  $13,016     $12,197    $5,497     $1,271     $7,386    $89,928
                                          =======     =======  =======     ======     ======     ======     ======    ======

The accompanying notes are an integral part of the financial statements.

                                                 PACTEL CORPORATION RETIREMENT PLAN
                                              (AS SPONSORED BY PACIFIC TELESIS GROUP)
                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          for the period January 1, 1994 to April 1, 1994
                                                       (dollars in thousands)

                                       Company      High                 Interest    Money
                                        Stock      Growth      Equity     Income     Market     Bond   Balanced
                                         Fund       Fund        Fund       Fund       Fund      Fund     Fund      Total
                                      ---------- ----------- ---------- ---------  ---------- -------- --------  --------
Net assets available for benefits,
  December 31, 1993                    $ 32,163    $ 18,398   $ 13,016   $ 12,197    $ 5,497   $ 1,271 $ 7,386   $ 89,928
                                      ---------- ----------- ---------- ---------  ---------- -------- -------   --------
Employee Contributions/Salary
  Deferrals                               1,138         778        509        -          222       100     397      3,144
Employing Company Contributions           1,206         799        526        -          602       110     420      3,663
                                      ---------- ----------- ---------- ---------- ---------- -------- -------   --------
    Total contributions                   2,344       1,577      1,035        -          824       210     817      6,807
Interest income                               6         -          -          217         45       -        -         268
Depreciation of investment - net         (1,074)       (935)      (504)       -           -        (29)   (158)    (2,700)
                                      ---------- ----------- ---------- ---------- ---------- -------- -------   --------
    Total additions - net                 1,276         642        531        217        869       181     659      4,375
                                      ---------- ----------- ---------- ---------- ---------- -------- -------   --------
Less distributions to participants         (483)       (230)      (163)      (180)       (63)      (19)    (81)    (1,219)
Forfeitures and other - net                 (41)       (125)       (37)       (48)      (106)       (8)    (28)      (393)
                                      ---------- ----------- ---------- ---------- ---------- -------- -------   --------
    Net increase (decrease)
      before transfers                      752         287        331        (11)       700       154     550      2,763
                                      ---------- ----------- ---------- ---------- ---------- -------- -------   --------
Interfund transfers - net                    49         (84)       104        (66)        (1)      (93)     91        -
Plan transfer (Note 5)                  (32,964)    (18,601)   (13,451)   (12,120)    (6,196)   (1,332) (8,027)   (92,691)
                                      ---------- ----------- ---------- ---------- ---------- -------- -------   --------
    Net assets available for
      benefits, April 1, 1994               -           -          -          -          -         -        -         -
                                      ========== =========== ========== ========== ========== ======== =======   ========

The accompanying notes are an integral part of the financial statements.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                        NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    General
    -------

    The Plan was established by Pacific Telesis Group (the Corporation) to encourage employees to make and continue careers with PacTel Corporation and other participating PacTel Corporation subsidiary companies. The Plan was effective January 1, 1987. The Plan is a defined contribution plan covering eligible employees of participating subsidiary companies of PacTel Corporation or its separate operating units participating in the Plan (Participating Entities). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    Eligibility
    -----------

    An employee is eligible to participate in the Plan if he or she (a) is an employee of a Participating Entity, and (b) has completed at least six consecutive months with 500 hours of service. "Leased" employees are not eligible to participate, nor are non-resident aliens unless the Participating Entity expressly permits otherwise.

    Employee Deductions
    --------------------

    A participant may authorize a deduction of any whole percentage (not to exceed 16 percent) of compensation. Deductions may be designated as before-tax deductions (Salary Deferrals) or as after-tax deductions (Employee Contributions). Any before-tax deductions reduce an employee's W-2 compensation for income tax purposes. However, they are taxable when distributed from the Plan, and they are subject to restrictions on in-service withdrawals. Before-tax deductions are limited to a maximum of $9,240 for 1994. This maximum allowable limit is subject to annual revision for cost-of-living increases. Before-tax deductions do not reduce an employee's compensation for FICA withholding (i.e., Social Security benefits) and most Participating Entity benefits.

    A participant may not make more than two elections in total to either authorize, change, suspend or resume employee deductions in any calendar year, except that an employee may always elect to suspend employee deductions.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Participating Entity Contributions:
    -----------------------------------

    The Plan provides four types of Company contributions:

        (a) Basic Contributions - Each participant will receive an allocation of Basic Contributions equal to a percentage between zero and six percent of compensation, depending on the rate selected by his or her Participating Entity.

        (b) Matching Contributions - Each participant will receive an allocation of Matching Contributions equal to a percentage between zero and 100 percent of the participant's employee deductions, depending on the matching rate selected by his or her Participating Entity. For this purpose, employee deductions are limited to six percent of compensation.

        (c) Variable Contributions - If a Participating Entity elects to make a Variable Contribution for a calendar year, each participant who w as employed at the end of the calendar year or who has died, attained retirement status or incurred a disability during such year will receive an allocation of Variable Contributions based on the proportion that his or her compensation paid by the Participating Entity bears to the aggregate compensation paid by that entity to all participants.

        (d) QNEC Contributions - If a Participating Entity elects to make Qualified Nonelective Contributions (QNEC), each nonhighly compensated participant employed by that entity will receive a QNEC allocation. The allocation will be a percentage of the participant's compensation or a fixed dollar amount per eligible participant.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Investment Directions
    ---------------------

    A participant's own deductions and share of Company contributions will be remitted to The Northern Trust Company (the Trustee) for investment under the Plan. A participant may direct the investment of his or her deductions and share of Company contributions in increments of ten percent in one or more of the following Investment Funds:

        (a) The Company Stock Fund
        (b) The High Growth Fund
        (c) The Equity Fund
        (d) The Money Market Fund
        (e) The Bond Fund
        (f) The Balanced Fund

    A participant may, as of the first business day of any month, change investment directions as to future deductions and allocations of Company contributions and may redirect the investment of his or her total account among the six investment funds, however, three months must pass between each such change. The election to make changes must be made at least 15 days before the effective date of the change. Deductions and Company contributions cannot be directed into the Interest Income Fund. Account balances may still be directed out of the Interest Income Fund, however, subject to certain restrictions.

    The participant's interest in the investment funds, except for the Interest Income Fund, is represented by dollar units based on the fair market value of the underlying assets. Assets are valued as of the last business day of each calendar month. The participant's interest in the Interest Income Fund is reported at contract value.

    Vesting
    -------
    Employee deductions are always fully vested and nonforfeitable. Company contributions are fully vested and nonforfeitable if, before the participant terminates employment, the participant dies, becomes disabled or attains age 65, receives payment from the Company's Separation Pay Plan, or the Plan is terminated or partially terminated.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Company  contributions  which   do  not  so   vest  become  vested   and
    nonforfeitable pursuant to the following schedule:

                                                  Vested
             Years of Service                  Percentages
            -----------------                  -----------
            Less than 3 years                         0%
            3 years but less than 4 years            60%
            4 years but less than 5 years            80%
            5 or more years                         100%

    A participant receives credit for a year of service for each calendar year in which at least 1,000 hours of service are completed. Company contributions which are not yet vested will be forfeited when the participant terminates employment.

    In-Service Withdrawals
    -----------------------

    While still an employee, a participant can withdraw all or part ($250 minimum) of the value of his or her Rollover Account and/or Employee Contribution Account. Additionally, a participant who is 100 percent vested in his or her Matching Account may withdraw all or part ($250 minimum) of such account. Withdrawals from the participants' account can be made by participants over the age of 59 or by participants who have incurred a serious financial hardship. Other than withdrawals from the participants' account, a participant cannot make more than two withdrawals in any period of 12 consecutive months. A participant who makes a withdrawal from any account other than the participants' account is not eligible to receive Matching Contributions for a six-month period, regardless of the participant's age. A participant under the age of 59 who makes a withdrawal from the participants' account is not eligible to receive Matching Contributions for a six-month period. Participants over the age of 59 who receive withdrawals from their Salary Deferral Accounts continue to be eligible to receive Matching Contributions. All withdrawals are made pro rata from the various investment types. Withdrawals made before the age of 59 may be subject to tax penalty.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1. Plan Description (Continued)
   ----------------------------

   Payments on Termination of Employment
   -------------------------------------

   If a participant terminates employment after he or she is fully vested in all accounts, the entire amount in his or her accounts will be distributed in a single sum to the participant or, in the case of the participant's death, to the participant's beneficiary. If a participant terminates employment before he or she is fully vested in all accounts, the vested portion of such accounts will be distributed in a single sum and the nonvested portion will be forfeited. A participant or beneficiary may elect to receive the single sum distribution as of the close of the calendar month in which termination of employment or death occurred. If the value of the participant's account exceeds $3,500, the participant may elect to receive the distribution on any later date no later than April 1 following the calendar year the participant reaches the age of 70 , and a beneficiary may elect to receive the distribution on any later date no later than five years after the participant's death. However, if the beneficiary is the participant's spouse, the beneficiary may elect to receive the distribution on the latest date that the participant could have elected to receive the distribution. If the value of a participant's account does not exceed $3,500, the participant or his or her beneficiary will receive the distribution as of the close of the calendar month in which termination of employment or death occurred.

   Method of Distribution and Withdrawal
   -------------------------------------

   A participant's vested Plan Benefit shall be distributed in the form of a single lump sum in cash, except that, if any portion of the Plan Benefit is invested in the Company Stock Fund, the participant may elect to receive such Plan Benefit in whole shares of Pacific Telesis Group stock and cash for any fractional shares.

   If a participant ceases to be an employee before becoming 100 percent vested in Company accounts, the nonvested portion of each Company account constitutes a forfeiture during the plan year in which the employment terminated. Forfeitures arising from Company contributions other than the Variable Contribution are applied in the following order:


      (a) to restore allocations for participants improperly excluded from such allocations.
      (b) to restore forfeitures for reinstated employees; and
      (c) to reduce future Company contributions.

    Forfeitures arising from the Variable Contribution are added to current year's Variable Contribution.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    Restoration of Forfeited Amounts
    --------------------------------

    Forfeitures will be restored to the participant's accounts if the participant is reemployed before incurring a permanent service break (five consecutive calendar years during which the participant does not complete more than 500 hours of service in each calendar year). Reinstatement is made from other forfeitures of former employees of the Participating Entity which reemployed the participant.

    Beneficiaries
    -------------

    A participant may designate one or more beneficiaries to receive a distribution in case of his or her death.

    Statements of Account
    ---------------------

    Statements are prepared and distributed quarterly.

    Voting
    ------

    A participant will have  the right to  instruct the Trustee how  to vote
    the   shares  of   Pacific   Telesis  Group   stock  allocated   to  the
    participant's account under the Company Stock Fund.

    Acceptance of Tax-Free Rollovers
    --------------------------------

    Participants or Eligible Employees may make a rollover of the taxable portion of a qualified total distribution from a former employer's qualified plan by contributing all or part of that portion in cash to this plan within 60 days of the distribution. The rollover does not qualify for a Matching Contribution.

2.  Accounting Policies
    -------------------

    The fair value of investments is determined as follows:

      o Shares or equivalent shares in the Company Stock Fund are reported on the basis of the last published sales price per share at month-end as reported on the New York Stock Exchange composite tape.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Accounting Policies (Continued)
    -------------------------------

      o The High Growth Fund, the Equity Fund, the Money Market Fund, the Bond Fund and the Balanced Fund own units of investment funds held by the investment manager. The underlying investments are valued based on published sources where available or, if not available, from other sources considered reliable.

      o Short term investments are valued by the Trustee at cost, which approximates market.

    Contracts with insurance companies in the Interest Income Fund are reported at contract value which is principal plus reinvested interest, less distributions.

    Purchases and sales of securities and units of investment funds are reflected as of the trade date.

    Dividend income  is recorded on the  ex-dividend date.   Interest earned
    on investments is recorded on the accrual basis.

    Expenses of the Plan, with the exception of the High Growth Fund, are paid directly by the Corporation and, as such, are not reflected in the accounts of the Plan. However, brokerage fees, transfer taxes and other fees incident to the purchase and sale of securities are deemed part of the cost of the securities or shall be deducted from the sale proceeds, as the case may be. Fees charged by the High Growth Fund are in accordance with the fund's prospectus.

    Realized gains or losses and the change in unrealized appreciation (depreciation) of the investments of the Plan are presented in the statement of changes in net assets available for benefits as appreciation/(depreciation) of investments - net.

    Amounts allocated to accounts of participants who have elected to withdraw from the Plan but have not been paid as of the year-end are included in net assets available for benefits.

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Accounting Policies (Continued)
    -------------------------------

    As the Department of Labor requires these amounts to be reported as a liability on the Form 5500, the following reconciles net assets available for benefits between these financial statements and the Form 5500:

                                                            December 31,
                                                                1993
                                                            ------------
                                                           (in thousands)

     Net assets available for Plan benefits per
         financial statements                                 $ 89,928
     Benefits due for participant withdrawal/distribution         (532)
                                                             ----------
     Net assets available for Plan benefits per Form 5500     $ 89,396
                                                             ==========

     Similarly, the distributions to participants amount reflected in the statement of changes in net assets available for benefits is reconciled to the Form 5500 as follows:
                                                             For the
                                                           Period Ended
                                                          April 1, 1994
                                                         --------------
                                                         (in thousands)

   Distributions to participants per financial statements      $ 1,219
       Benefits due:
         Beginning of period                                      (532)
                                                              ---------
         Distributions to participants per Form 5500          $    687
                                                              =========


















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

                     PACTEL CORPORATION RETIREMENT PLAN
                   (AS SPONSORED BY PACIFIC TELESIS GROUP)
                  NOTES TO FINANCIAL STATEMENTS (Continued)

3.  Participant Accounts
    --------------------
    At April 1, 1994, approximately 3,724 employees of PacTel Corporation and other Participating Entities were participating in the Plan. The
    number   of  employees   of   the  Corporation   and  its   subsidiaries
    participating, by investment direction, was:
                                           April 1,      December 31,
                                             1994            1993
                                          ---------      ------------

                Company Stock Fund          2,539            2,234
                High Growth Fund            2,050            1,804
                Equity Fund                 1,672            1,465
                Interest Income Fund        1,692            1,570
                Money Market Fund           1,767            1,653
                Bond Fund                     473              425
                Balanced Fund               1,190            1,068

    As indicated in Note 1, participants can direct their investments to any number of Funds except the Interest Income Fund. The above table includes all participants in each Fund, including those who are in more than one Fund. As a result, the total exceeds the number of Participants in the Plan.

4.  Tax Status
    ----------
    The Plan obtained its latest determination letter in 1989, in which the Internal Revenue Service (IRS) stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (IRC). The Plan has been amended since receiving the 1989 determination letter and a determination letter request is pending with the IRS at this time which would cover the Plan as amended.

5.  Plan Transfer
    -------------

    Effective April 1, 1994, PacTel Corporation was spun off from Pacific Telesis Group and renamed AirTouch Communications (AirTouch). Effective with the spin off, AirTouch adopted the AirTouch Communications Retirement Plan (the AirTouch Plan) which is substantially similar to the PacTel Corporation Retirement Plan (the PacTel Plan). Concurrently, Pacific Telesis Group transferred its obligations as sponsor of the PacTel Plan to AirTouch and the associated assets and liabilities were transferred to the AirTouch Plan. These financial statements reflect the activity of the PacTel Plan up to and including the transfer of the assets and liabilities to the AirTouch Plan on April 1, 1994. All other transactions occurring on April 1, 1994, are transactions of the AirTouch Plan.

                                                 PACTEL CORPORATION RETIREMENT PLAN
                                              (AS SPONSORED BY PACIFIC TELESIS GROUP)
                                        ITEM 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS
                                          for the period January 1, 1994 to April 1, 1994

                                                                                                             Current
                                                                                  Expense                   Value of
                                                                                 Incurred                   Asset on        Net
                                                    Purchase  Selling   Lease        With       Cost     Transaction      Gain/
Identity of Party Involved  Description of Assets    Price     Price   Rental Transaction     of Asset        Date       (Loss)
- --------------------------  ---------------------   --------  -------  ------ -----------  -----------   -----------     ------
Pacific Telesis Group       Common Stock 48,205.61
                              shares bought in 21
                              transactions           $55.23*      -       -      $1,278     $2,662,378    $2,662,378        -

                            47,338.61 shares sold
                              in two transactions         -   $51.75*     -       2,449      2,027,395     2,449,776   $419,932

Northern Trust Co.          Collective short-term
                              investment fund
                              66 purchases                1        -      -           -      9,563,228     9,563,228        -

                            73 sales                      -        1      -           -      8,713,068     8,713,068        -


* Average price













                                                                 15













                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plans Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                         PACTEL CORPORATION RETIREMENT PLAN
                          (AS SPONSORED BY PACIFIC TELESIS GROUP)




                                  By Savings Plans Committee



                                By /s/ R. P. McGahan
                                   -------------------------------
                                   R. P. McGahan
                                   Member of the Committee




Dated: June 14, 1995






















                                     16








